Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 1 of the Registration Statement of Middlefield Banc Corp. on Form S-4 of our report dated February 25, 2022, on Liberty Bancshares, Inc.’s consolidated financial statements as of December 31, 2021 and 2020 and for the years then ended and to the reference to us under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ FORVIS, LLP
FORVIS, LLP (formerly BKD, LLP)

Cincinnati, Ohio
September 20, 2022